Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Randy Zane	Derek Irwin
	Director, Corporate Communications	Chief Financial Officer
	Ziff Davis Holdings Inc.	Ziff Davis Holdings Inc.
	(212) 503-3535	(212) 503-3460
	randy_zane@ziffdavis.com	derek_irwin@ziffdavis.com

Ziff Davis Reports Fourth Quarter 2003 Results

Company Posts Revenue Increase of 6% and Total EBITDA of $17.3 Million

NEW YORK, February 26, 2004 – Ziff Davis Holdings Inc., the ultimate parent company of Ziff Davis Media Inc., today reported operating results for its fourth quarter ended December 31, 2003. The Company’s consolidated revenues totaled $59.7 million, representing a 6.0% increase compared to revenues of $56.3 million for the quarter ended December 31, 2002.

The Company’s consolidated earnings before interest expense, provision for income taxes, depreciation, amortization and non-recurring items (“EBITDA”)1 was $17.3 million for the quarter ended December 31, 2003, representing a 32.1% increase compared to consolidated EBITDA of $13.1 million for the prior year period. This marked the Company’s sixth consecutive quarter with positive consolidated EBITDA and its best quarterly results since December 2000.

Consolidated revenues for the year ended December 31, 2003 totaled $194.1 million, representing a 2.1% increase when compared to revenues of $190.2 million for continuing businesses for the year ended December 31, 2002.

Consolidated EBITDA for the full-year 2003 was $34.5 million representing a 93.8% increase when compared to EBITDA of $17.8 million for continuing businesses for the prior year period and a 331.3% increase when compared to consolidated EBITDA of $8.0 million for the year ended December 31, 2002.

Ziff Davis Holdings Earnings Release

Condensed consolidated statements of operations for the three months and full year ended December 31, 2003 and 2002 and condensed consolidated balance sheets at December 31, 2003, September 30, 2003 and December 31, 2002 are set forth at the end of this release.

“The 2003 year ended on another good note for Ziff Davis Media as we continued our solid revenue and earnings improvement, strengthened our core assets and diversified our product and customer base,” said Robert F. Callahan, Chairman and CEO. “While the fourth quarter is traditionally our strongest due to heavy seasonal consumer marketing activity, our EBITDA margin of 29.0% is also indicative of several other things, including the continued success of our new products in the Internet, enterprise technology and event areas and the benefits of our ongoing cost control efforts. We’re enthusiastic about these developments and what they mean for our future growth prospects. We’re hopeful that 2004 will be the year where our customers see stronger top-line results for their organizations as general business capital spending and marketing budgets return to normal investment levels.”

Financial Summary for the Quarter Ended December 31, 2003 ($ millions)

	ESTABLISHED		DEVELOPING		CLOSED
	BUSINESSES SEGMENT		BUSINESSES SEGMENT		TITLES
	(Restricted Subsidiaries)		(Unrestricted Subsidiaries)		(2)		TOTAL COMPANY

	2003	2002	2003	2002	2003	2002	2003	2002

Revenue	$48.5	$50.2	$11.2	$6.1	$0.0	$0.0	$59.7	$56.3
EBITDA (1)	19.0	16.8	(1.7)	(3.8)	0.0	(0.1)	17.3	13.1

Established Businesses Segment (Ziff Davis Publishing Inc.)

The Established Businesses segment is principally comprised of eight of the Company’s magazine publications. Revenue for the Established Businesses segment for the fourth quarter ended December 31, 2003 was $48.5 million, down $1.7 million or 3.4% compared to $50.2 million in the same period last year. The decrease was primarily due to continued softness in the enterprise technology capital spending and advertising marketplaces causing a decline in the Company’s enterprise technology magazine advertising pages and its average revenue per page. The Company also continues to see some shifting of

Ziff Davis Holdings Earnings Release

marketing budgets towards additional advertising on its publication-affiliated websites and those advertising dollars are captured in the Developing Businesses segment. In addition, there was a decrease in electronic videogame magazine advertising pages due to fewer new game releases and “hit” games during the fourth quarter of 2003. However, these decreases were partially offset by an increase in the average revenues per page for both our consumer technology and electronic videogame publications.

Cost of production for the Established Businesses segment for the fourth quarter ended December 31, 2003 was $16.1 million, down 9.6% or $1.7 million, compared to $17.8 million in the prior year period. The decrease primarily relates to manufacturing, paper and distribution cost savings achieved through the implementation of a number of new production and distribution initiatives across all of the Company’s publications and the impact of more favorable third-party supplier contracts.

Selling, general and administrative (SG&A) expenses for the Established Businesses segment were $13.4 million for the fourth quarter ended December 31, 2003, down 14.1% or $2.2 million from $15.6 million in the same period last year. This net decline is due to the Company’s ongoing cost containment efforts, its ability to reduce its bad debt expense from prior year levels and other year-end adjustments.

Developing Businesses Segment (Ziff Davis Development Inc. and Ziff Davis Internet Inc.)

The Developing Businesses segment is comprised of several emerging and new businesses in the magazine publication, Internet and event areas.

The three magazines in this segment are Baseline and CIO Insight, which were launched in 2001, and Sync, the Company’s new consumer lifestyle magazine focused on digital technology, which will debut in the summer of 2004.

The Internet sites in this segment are primarily those affiliated with the Company’s magazine brands but also now include 1UP.com, the online destination for gaming enthusiasts which was launched in October 2003.

Ziff Davis Holdings Earnings Release

Lastly, this segment also includes the Company’s Event Marketing Group and its two branded events: Business4Site, a new strategic event program designed to meet the changing information needs of business technology decision-makers that will debut in June 2004; and DigitalLife, a new four-day special event that brings together the latest in digital technology for home, work and play, which will debut in October 2004.

Revenue for the Developing Businesses segment for the fourth quarter ended December 31, 2003 was $11.2 million, compared to $6.1 million in the same period last year, reflecting a $5.1 million or 83.6% improvement. The increase primarily relates to higher advertising revenue for the Company’s Internet operations and CIO Insight and substantially increased event revenues for Baseline and CIO Insight. The Internet Group’s revenues increased by $2.8 million or 89.4% for the fourth quarter of 2003 versus the prior year period due to a number of factors including continued growth in consumer traffic, page views and new advertisers.

Cost of production for the Developing Businesses segment was $0.7 million for the fourth quarter ended December 31, 2003, down 41.7% or $0.5 million from $1.2 million in the same prior year period. The decrease is primarily due to significantly reduced Internet infrastructure and operating costs resulting from the Company’s ongoing cost management initiatives and the impact of more favorable third-party supplier contracts.

Selling, general and administrative (SG&A) expenses for the Developing Businesses segment were $12.2 million for the fourth quarter ended December 31, 2003, up 41.9% or $3.6 million from $8.6 million. The increase was primarily due to incremental costs associated with the Company’s new business initiatives: Sync; 1UP.com; and the Event Marketing Group, but also included increased Internet Group audience promotion costs and higher Baseline and CIO Insight event costs due to higher sales volume in these areas. The amount invested in the three new business initiatives during the fourth quarter of 2003 was $1.2 million.

Closed Titles

There was no revenue or EBITDA for closed titles during the fourth quarter of 2003. Revenue and EBITDA for closed titles is only applicable for the fourth quarter ended December 31, 2002 and were

Ziff Davis Holdings Earnings Release

zero and a loss of $(0.1) million, respectively. The 2002 activity reflected some minor wind-down costs for a magazine that was closed during the third quarter of 2002.

Reduced Restructuring Charges Liability

The Company accrued various expenses as restructuring charges during the years ended December 31, 2001 and 2002. These charges primarily related to future facilities consolidation, employee severance and financial restructuring costs. During the fourth quarter ended December 31, 2003, the Company reversed a portion of the prior years’ accrued balance and recognized a credit of $4.0 million to restructuring charges expense. This credit primarily related to real estate lease costs and reflected the Company’s recent sublet of excess space in its New York headquarters for an amount higher than originally estimated. As a result, the Company’s accrued restructuring charges at December 31, 2003 were $23.4 million, approximately $9.4 million of which represents anticipated cash payments for 2004 and the remainder of which will be paid out over the next 15 years due to the long-term nature of related real estate leases. There was no impact on EBITDA from the fourth quarter 2003 credit.

Improved Cash Position and Payment of Debt

As of December 31, 2003, the Company had $47.3 million of cash and cash equivalents, representing an increase of $2.5 million from the $44.8 million cash balance as of September 30, 2003. This increased cash position primarily reflects the fourth quarter improvement in consolidated EBITDA and continued improvement in the Company’s collection of accounts receivable, as Days Sales Outstanding (DSO) for advertising receivables at December 31, 2003 were 39 DSO compared to 42 DSO at September 30, 2003.

The change in cash for the fourth quarter ended December 31, 2003 also included a payment of $4.9 million in October 2003 to reduce amounts outstanding under the Company’s Senior Credit Facility, the balance of which was $189.2 million at December 31, 2003. The payment related to proceeds from the sale of certain assets in the third quarter ended September 30, 2003.

Ziff Davis Holdings Earnings Release

Fourth Quarter and Full-Year Operating Highlights and Milestones

PC Magazine Group

•	Ranked #1 in the fourth quarter with a market share of 62.6% and gained 46 new customers; also ranked #1 with a full-year 2003 market share of 61.0%

•	Ranked in the top 20 in the 2003 PIB advertising page rankings of U.S. consumer magazines

•	PCMag.com’s unique visitor traffic rose 35.4% in the fourth quarter versus year ago

•	Launched the PC Magazine event division and produced four sponsored events in four cities

•	Created the PC Magazine Advisory Panel which creates and monitors proprietary research for consumer and tech marketers

•	Announced the launch of Sync, a consumer lifestyle magazine which will debut in summer 2004 with a rate base of 200,000

Game Group

•	Ranked #1 in the fourth quarter with a market share of 44.5% and gained 36 new customers; also ranked #1 with a full-year 2003 market share of 45.8%

•	Ranked #1 in gaming publication newsstand sales with Official U.S. PlayStation Magazine leading the category in single copy revenue

•	Announced that beginning with the March 2004 issue Xbox Nation will increase its frequency from bi-monthly to monthly

•	Launched www.1UP.com, the new online destination for gaming enthusiasts; traffic increased over 200% since its launch in October 2003

•	Created the first-ever 1UP awards for the best video and PC games

•	Launched Gaming Industry News (GIN), a monthly business-to-business newsletter featuring up-to-date news and analysis on the business of electronic videogames

•	Electronic Gaming Monthly and MTV joined together to create a television special, the Ultimate Video Countdown

Enterprise Group

•	The Enterprise group achieved a market share of 16.8% in the fourth quarter and added 23 new customers; full-year 2003 market share was 17.7%

•	eWEEK

o	Achieved an 18.6% market share in the fourth quarter and gained 11 new customers; full-year 2003 market share was 20.1%

o	Ranked #1 in average reader’s planned capital IT spending, according to Millward Brown Intelliquest 2003 CIMS v 10.0 Business Influencer Study

o	Announced the fourth annual Excellence Awards which honor the best, most innovative enterprise products and services introduced in 2003

o	Created a special demographic section geared specifically to the networking and channel communities

o	eWEEK.com further added to its premier editorial team by increasing the number of online journalists covering several vertical markets

o	eWEEK.com unique visitor traffic increased 12.1% in the fourth quarter versus year ago

Ziff Davis Holdings Earnings Release

•	Baseline

o	Finished the fourth quarter of 2003 with 9 new customers; full-year 2003 market share increased 11.1% versus year ago

o	Launched Baseline Business Information Services (BBIS); a new business consulting unit that will develop custom ROI selling tools

o	Announced the second annual Technology ROI Awards with Nucleus Research honoring companies who successfully deployed information systems achieving significant bottom line results

•	CIO Insight

o	Increased its market share in the fourth quarter to 30.3% and added 17 new customers; full-year 2003 market share was 27.2%

o	Successfully held the CIO Insight Alignment Summit and Awards Program, honoring companies that best demonstrate how the alignment between business strategy and technology can increase value for shareholders

•	Custom Conference Group

o	Developed and produced 176 conferences and CIO roundtables in 2003, representing a seven-fold increase versus year ago

o	Increased revenue 341% for full-year 2003 versus prior year

Internet Group

•	Continued strong traffic growth across all sites posting a 17.4% increase in unique visitors and a 12.5% increase in page views in the fourth quarter versus year ago

•	Increased revenue by 89.4% for the fourth quarter versus year ago and gained 30 new customers

•	The eSeminars™ business posted a 90.9% increase in revenue for 2003 and the number of events sold increased 153.0% versus year ago

•	Launched Ziff Davis Channel Zone, a new online news destination for resellers

•	Introduced a new white paper marketing program that allows advertisers to generate more targeted sales leads

Event Marketing Group

•	Announced the launch of Business4Site, a new event marketing program scheduled to debut in June in Los Angeles; to date several of the industry’s leading technology companies have signed on as exhibitors and sponsors

•	Announced the launch of DigitalLife, a new four-day consumer event that brings together the latest in digital technology for home, work and play; the event is scheduled to debut in October in New York City

Other

•	Successfully completed a content licensing agreement with a major news outlet

•	Increased list rental revenues 8.1% in the fourth quarter 2003 versus year ago

•	Increased the number of all enterprise publication subscribers that were acquired via the Internet to 100% in 2003

Ziff Davis Holdings Earnings Release

Business Outlook

Primarily reflecting normal seasonality, but also reflecting some continuing slowness for the enterprise technology and electronic videogame marketplaces, the Company anticipates that consolidated EBITDA for the first quarter of 2004 for Ziff Davis Holdings Inc. will be in the range of $2.0 million to $2.5 million compared to $1.6 million of consolidated EBITDA for the first quarter ended March 31, 2003.

Investor Conference Call

The conference call is scheduled for 3:00 PM EST on Thursday, February 26, 2004. Individuals wishing to participate can join the conference call by dialing 1-888-790-1714 for domestic calls and 1-773-756-4708 for international calls at 2:50 PM EST and giving the operator the following information: Company: Ziff Davis Holdings Inc.; pass code: Media.

For those who are unable to participate in the live call, the conference call will be recorded and available by telephone from 6:00 PM EST on February 26, 2004, to 4:00 PM EST on March 4, 2004. Persons interested in listening to the recorded call should dial 1-888-568-0063 for domestic calls and 1-402-530-7766 for international calls and enter the pass code: 5020. Any material financial or statistical information discussed on the conference call that is not otherwise included in this press release will be made available on our website, www.ziffdavis.com, under the heading Investor Relations.

About Ziff Davis Holdings Inc.

Ziff Davis Holdings Inc. is the ultimate parent company of Ziff Davis Media Inc. Ziff Davis Media is a global special interest media company focusing on the technology and electronic videogame markets. The Company is a leading information services provider of technology media including publications, websites, conferences, events, eSeminars, eNewsletters, custom publishing, list rentals, research and market intelligence. In the United States, the Company publishes 10 market-leading magazines including PC Magazine, eWEEK, Baseline, CIO Insight, Sync, Electronic Gaming Monthly, Computer Gaming World, Official U.S. PlayStation Magazine, Xbox Nation and GMR. The Company exports the power of its brands internationally, with publications in 43 countries and 20 languages. Ziff Davis leverages its content on the Internet with seven highly-targeted technology and gaming sites including PCMag.com, eWEEK.com, ExtremeTech.com and 1UP.com. The Company also produces highly-targeted b-to-b and consumer technology events including Business4Site and DigitalLife. With its main headquarters and PC Magazine Labs based in New York, Ziff Davis Media also has offices and lab facilities in the San Francisco and Boston markets. Additional information is available at www.ziffdavis.com.

Forward-Looking Statements

Except for historical information contained herein, the statements made in this release including anticipated future operating results, cash balances and cost savings constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Such risks and

Ziff Davis Holdings Earnings Release

uncertainties include the potential deterioration of the economic climate in general or with respect to the markets in which we operate, risks associated with acquisitions, competition and seasonality and the other risks discussed in our Annual Report on Form 10-K and our other filings made with the Securities and Exchange Commission (which are available from the Company or at http://www.sec.gov), which discussions are incorporated in this release by reference. These forward-looking statements speak only as of the date of this release. After the issuance of this release, the Company might come to believe that certain forward-looking statements contained in this release are no longer accurate. The Company shall not have any obligation, however, to release publicly any corrections or revisions to any forward-looking statements contained in this release.

ZIFF DAVIS HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)
(unaudited)

	Three Months Ended December 31, 2003

	Established	Developing
	Businesses	Businesses
	Segment	Segment
	(Restricted	(Unrestricted
	Subsidiaries)	Subsidiaries)	Consolidated

Revenue, net	$48,534	$11,157	$59,691
Operating expenses:
Cost of production	16,083	727	16,810
Selling, general and administrative expenses	13,432	12,153	25,585
Depreciation and amortization of property and equipment	1,770	348	2,118
Amortization of intangible assets	3,343	—	3,343
Restructuring charges, net	(4,011)	—	(4,011)

Total operating expenses	30,617	13,228	43,845

Income (loss) from operations	17,917	(2,071)	15,846
Gain on sale of assets, net	—	—	—
Interest expense, net	(4,330)	—	(4,330)

Income (loss) before income taxes	13,587	(2,071)	11,516
Income tax provision	14	—	14

Net income (loss)	$13,573	$(2,071)	$11,502

EBITDA (1)	$19,019	$(1,723)	$17,296

	Three Months Ended December 31, 2002

	Established	Developing
	Businesses	Businesses
	Segment	Segment
	(Restricted	(Unrestricted
	Subsidiaries)	Subsidiaries)	Consolidated

Revenue, net	$50,213	$6,086	$56,299
Operating expenses:
Cost of production	17,792	1,150	18,942
Selling, general and administrative expenses	15,588	8,691	24,279
Depreciation and amortization of property and equipment	3,390	792	4,182
Amortization of intangible assets	4,655	—	4,655
Restructuring charges, net	27,114	—	27,114
Writedown of intangible assets	65,133	—	65,133

Total operating expenses	133,672	10,633	144,305

Loss from operations	(83,459)	(4,547)	(88,006)
Gain (loss) on sale of assets, net	—	(50)	(50)
Interest expense, net	(4,935)	—	(4,935)

Loss before income taxes	(88,394)	(4,597)	(92,991)
Income tax provision (benefit)	(217)	(3)	(220)

Net loss	$(88,177)	$(4,594)	$(92,771)

EBITDA (1)	$16,833	$(3,755)	$13,078

ZIFF DAVIS HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)
(unaudited)

	Year Ended December 31, 2003

	Established	Developing
	Businesses	Businesses
	Segment	Segment
	(Restricted	(Unrestricted
	Subsidiaries)	Subsidiaries)	Consolidated

Revenue, net	$162,121	$31,986	$194,107
Operating expenses:
Cost of production	57,950	2,672	60,622
Selling, general and administrative expenses	61,447	37,526	98,973
Depreciation and amortization of property and equipment	8,273	2,520	10,793
Amortization of intangible assets	15,108	—	15,108
Restructuring charges, net	(5,512)	—	(5,512)

Total operating expenses	137,266	42,718	179,984

Income (loss) from operations	24,855	(10,732)	14,123
Gain on sale of assets, net	2,544	65	2,609
Interest expense, net	(19,141)	—	(19,141)

Income (loss) before income taxes	8,258	(10,667)	(2,409)
Income tax provision	362	—	362

Net income (loss)	$7,896	$(10,667)	$(2,771)

EBITDA (1)	$42,724	$(8,212)	$34,512

	Year Ended December 31, 2002

	Established	Developing
	Businesses	Businesses
	Segment	Segment
	(Restricted	(Unrestricted
	Subsidiaries)	Subsidiaries)	Consolidated

Revenue, net	$183,347	$25,690	$209,037
Operating expenses:
Cost of production	70,442	5,393	75,835
Selling, general and administrative expenses	78,647	46,524	125,171
Depreciation and amortization of property and equipment	15,215	3,636	18,851
Amortization of intangible assets	18,919	—	18,919
Restructuring charges, net	47,985	965	48,950
Writedown of intangible assets	79,163	78	79,241

Total operating expenses	310,371	56,596	366,967

Loss from operations	(127,024)	(30,906)	(157,930)
Gain (loss) on sale of assets, net	—	634	634
Interest expense, net	(39,286)	—	(39,286)

Loss before income taxes	(166,310)	(30,272)	(196,582)
Income tax provision	258	—	258

Net loss	$(166,568)	$(30,272)	$(196,840)

EBITDA (1)	$34,258	$(26,227)	$8,031

ZIFF DAVIS HOLDINGS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31,	September 30,	December 31,
	2003	2003	2002

Assets:
Cash and cash equivalents	$47,308	$44,757	$41,290
Accounts receivable, net	32,426	30,465	30,596
Property and equipment, net	15,206	17,006	23,481
Goodwill and intangible assets, net	258,683	262,226	276,376
Other assets, net	22,875	21,692	22,669

Total assets	$376,498	$376,146	$394,412

Liabilities and stockholders’ deficit:
Accounts payable and accrued expenses	$68,513	$61,455	$69,943
Unexpired subscriptions and deferred revenue, net	25,170	30,438	29,542
Long-term debt (3)	309,031	310,625	301,266
Other long-term liabilities	89,256	97,217	105,604
Other liabilities	9,139	12,895	11,243

Total liabilities	501,109	512,630	517,598
Redeemable preferred stock	739,602	722,195	673,577
Stockholders’ deficit	(864,213)	(858,679)	(796,763)

Total liabilities and stockholders’ deficit	$376,498	$376,146	$394,412

ZIFF DAVIS HOLDINGS INC.
Revenue and EBITDA Reconciliations
(in thousands)
(unaudited)

	Three Months Ended December 31, 2003

	Established	Developing
	Businesses	Businesses
	Segment	Segment
	(Restricted	(Unrestricted
	Subsidiaries)	Subsidiaries)	Consolidated

Revenue - continuing businesses	$48,534	$11,157	$59,691
Revenue - closed titles (2)	—	—	—

Total Revenue	$48,534	$11,157	$59,691

EBITDA - continuing businesses	$19,019	$(1,723)	$17,296
EBITDA - closed titles (2)	—	—	—

Total EBITDA (1)	$19,019	$(1,723)	$17,296
Adjustments to reconcile to Income (loss) from operations:
Depreciation and amortization of property and equipment	1,770	348	2,118
Amortization of intangible assets	3,343	—	3,343
Restructuring charges, net	(4,011)	—	(4,011)

Income (loss) from operations	$17,917	$(2,071)	$15,846

	Three Months Ended December 31, 2002

	Established	Developing
	Businesses	Businesses
	Segment	Segment
	(Restricted	(Unrestricted
	Subsidiaries)	Subsidiaries)	Consolidated

Revenue - continuing businesses	$50,213	$6,086	$56,299
Revenue - closed titles (2)	—	—	—

Total Revenue	$50,213	$6,086	$56,299

EBITDA - continuing businesses	$16,833	$(3,691)	$13,142
EBITDA - closed titles (2)	—	(64)	(64)

Total EBITDA (1)	$16,833	$(3,755)	$13,078
Adjustments to reconcile to Loss from operations:
Depreciation and amortization of property and equipment	3,390	792	4,182
Amortization of intangible assets	4,655	—	4,655
Restructuring charges, net	27,114	—	27,114
Writedown of intangible assets	65,133	—	65,133

Loss from operations	$(83,459)	$(4,547)	$(88,006)

ZIFF DAVIS HOLDINGS INC.
Revenue and EBITDA Reconciliations
(in thousands)
(unaudited)

	Year Ended December 31, 2003

	Established	Developing
	Businesses	Businesses
	Segment	Segment
	(Restricted	(Unrestricted
	Subsidiaries)	Subsidiaries)	Consolidated

Revenue - continuing businesses	$162,121	$31,986	$194,107
Revenue - closed titles (2)	—	—	—

Total Revenue	$162,121	$31,986	$194,107

EBITDA - continuing businesses	$42,724	$(8,212)	$34,512
EBITDA - closed titles (2)	—	—	—

Total EBITDA (1)	$42,724	$(8,212)	$34,512
Adjustments to reconcile to Income (loss) from operations:
Depreciation and amortization of property and equipment	8,273	2,520	10,793
Amortization of intangible assets	15,108	—	15,108
Restructuring charges, net	(5,512)	—	(5,512)

Income (loss) from operations	$24,855	$(10,732)	$14,123

	Year Ended December 31, 2002

	Established	Developing
	Businesses	Businesses
	Segment	Segment
	(Restricted	(Unrestricted
	Subsidiaries)	Subsidiaries)	Consolidated

Revenue - continuing businesses	$170,189	$19,990	$190,179
Revenue - closed titles (2)	13,158	5,700	18,858

Total Revenue	$183,347	$25,690	$209,037

EBITDA - continuing businesses	$40,197	$(22,350)	$17,847
EBITDA - closed titles (2)	(5,939)	(3,877)	(9,816)

Total EBITDA (1)	$34,258	$(26,227)	$8,031
Adjustments to reconcile to Loss from operations:
Depreciation and amortization of property and equipment	15,215	3,636	18,851
Amortization of intangible assets	18,919	—	18,919
Restructuring charges, net	47,985	965	48,950
Writedown of intangible assets	79,163	78	79,241

Loss from operations	$(127,024)	$(30,906)	$(157,930)

Ziff Davis Holdings Inc.

Endnotes:

(1)  EBITDA is defined as income before interest expense, provision for income taxes, depreciation expense, amortization expense and non-recurring charges. Non-recurring charges include the write-down of intangible assets, restructuring charges (cash and non-cash) and gains and losses on the sale of non-core assets. These items are not included in EBITDA as management considers the charges to be items not indicative of the performance of its underlying businesses. The cash restructuring charges excluded from EBITDA were $25.9 million and $43.0 million for the three months and year ended December 31, 2002, respectively. Gain (loss) on the sale of assets, net is excluded from EBITDA for the three months and year ended December 31, 2003 and 2002, which amounts were $0 and $2,609, respectively, for 2003, and $(50) and $634, respectively, for 2002. EBITDA, as defined, is not a measure of performance under generally accepted accounting principles (GAAP), and EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities or other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. EBITDA is presented because it is commonly used by certain investors and analysts to analyze a company’s ability to service debt. EBITDA (subject to certain adjustments) is also a component of our debt compliance calculations. However, our method of computation may not be comparable to similarly titled measures of other companies. The most directly comparable financial measure under GAAP to EBITDA is Income or Loss From Operations. Reconciliations between EBITDA and Income or Loss From Operations are included in tables provided in this release.

(2)  Closed titles include the results of operations from publications and related websites, joint ventures and other businesses, which either ceased operation or were sold. In 2002, The Net Economy, Ziff Davis SMART BUSINESS, Yahoo! Internet Life and related websites were closed and eTESTING LABS Inc. was sold.

(3)  Long-term debt includes approximately $9.0 million of principal amortization related to the Company’s Senior Credit Facility payable within one year.

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